UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2009

Wolverine World Wide, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	001-06024	38-1185150
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9341 Courtland Drive Rockford, Michigan	49351
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (616) 866-5500

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05	Costs Associated with Exit or Disposal Activities.

On January 7, 2009, the Board of Directors of Wolverine World Wide, Inc. (the “Company”) approved a strategic restructuring initiative to consolidate key manufacturing, distribution and global operations functions. On October 7, 2009, the Company announced that this initiative has been expanded to include consolidating domestic manufacturing at the Company’s Big Rapids, Michigan facility and significant improvements in the Outdoor Group’s footwear and apparel product creation activities. The Company now estimates that the implementation costs relating to the strategic restructuring initiative will range from $35 million to $38 million, and the initiative will be completed in the first half of 2010.  Approximately $10 million to $11 million of this estimate represents non-cash charges. Continuing annualized pretax benefits of the strategic restructuring initiative are now estimated to be $19 million to $21 million.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  October 7, 2009

WOLVERINE WORLD WIDE, INC.
(Registrant)

/s/  Donald T. Grimes

Donald T. Grimes
Senior Vice President, Chief Financial
Officer and Treasurer

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